As filed with the Securities and Exchange Commission on December 31, 1996
                                                    Registration No.: 33-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                               IPC Holdings, Ltd.
               (Exact name of issuer as specified in its charter)


     Bermuda            American International Building      Not Applicable
(State or other                29 Richmond Road            (I.R.S. Employer
 jurisdiction of            Hamilton, HM08, Bermuda        Identification No.)
 incorporation or                 (441) 295-2121
   organization)
               (Address, including zip code, and telephone number,
            including area code, of Registrant's principal executive
                                    offices)

                             ----------------------
                      IPC Holdings, Ltd. Stock Option Plan
                             ----------------------

                              CT Corporation System
                                  1633 Broadway
                            New York, New York 10019
                                 (212) 246-5070

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------

                                    Copy to:
                              Andrew S. Rowen, Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004
                                 (212) 558-4000

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                      Proposed
                                       Amount         maximum         Proposed maximum       Amount of
Title of each class of securities       to be      offering price    aggregate offering    registration
         to be registered            registered     per unit(1)           price(1)              fee
---------------------------------------------------------------------------------------------------------
Common Shares, par value $0.01          277,500                         5,763,231             $1,747
per share                              shares
=========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Securities Act"). With respect to the 80,624 options to purchase common shares, par value US$0.01 per share ("Shares"), of IPC Holdings, Ltd. that are currently outstanding, the proposed maximum offering price is calculated pursuant to Rule 457(h)(1) under the Securities Act based on an exercise price of $16.54. With respect to the 196,876 options to purchase Shares that are currently authorized but not yet issued, the proposed maximum offering price is calculated pursuant to Rule 457(c) under the Securities Act, on the basis of the high and low prices for Shares on December 26, 1996.
                             ----------------------

================================================================================

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


Item 1.  Plan Information

         All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee


         All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The documents listed below are incorporated herein by reference:

                  (a) The Registrant's prospectus, dated March 7, 1996, filed pursuant to Rule 424(b) under the Securities Act, which contains audited consolidated financial statements for the fiscal year ended December 31, 1995.

                  (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

                  (c) Current Report on Form 8-K dated June 3, 1996.

                  (d) Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

                  (e) Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

                  (f) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form S-1 (Registration No. 333-00088), filed under the Securities Act, including any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests Of Named Experts And Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 98 of the Companies Act 1981 of Bermuda (the "Companies Act") provides generally that a company incorporated under the laws of Bermuda may indemnify its directors and officers against any liability arising from any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company, provided, that, any provision indemnifying any such officer or director in respect of any fraud or dishonesty of which such officer or director may be guilty in relation to the Company shall be void. Section 98 of the Companies Act further provides that a company incorporated under the laws of Bermuda may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings under Section 281 of the Companies Act. Section 98A of the Companies Act enables a company to purchase and maintain insurance for the benefit of directors and officers.

         The bye-laws of the Registrant (the "Bye-Laws") provide indemnification to directors and officers of the Registrant against costs, losses and other expenses arising from actions taken in such capacity, other than those arising from any wilful negligence, wilful default, fraud or dishonesty. Further, the Bye-Laws provide for indemnification of liabilities incurred by any director or officer in defending any civil or criminal proceeding in which a favorable judgment is obtained, or in which such officer or director is acquitted, or in which relief from liability is granted under the Companies Act. The Registrant maintains liability insurance covering its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits


      Exhibit No.          Description

           4*              Form of Stock Certificate

          4.1*             Memorandum of Association of the Registrant

          4.2*             Bye-laws of the Registrant

          4.3*             IPC Holdings, Ltd. Stock Option Plan

           5 Opinion of Conyers Dill & Pearman as to the validity of the securities registered

          23.1 Consent of Conyers Dill & Pearman (included in their opinion filed as Exhibit 5)

          23.2             Consent of Arthur Andersen & Co.

           24 Powers of Attorney (set forth on signature page of this Registration Statement)


---------------------------


* Incorporated herein by reference to the exhibit in the Registrant's Registration Statement on Form S-1 (Registration No. 333-00088) and any amendments thereto.

Item 9.  Undertakings

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on December 27, 1996.


                                       By: /s/ JOHN P. DOWLING
                                          --------------------------------
                                           John P. Dowling
                                           President and Chief
                                           Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Dowling and Joseph C.H. Johnson his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                       Title                          Date


 /s/ JOSEPH C.H. JOHNSON
--------------------------      Chairman of the Board of
    Joseph C.H. Johnson         of Directors                   December 27, 1996



 /s/ JOHN P. DOWLING            President and Chief
--------------------------      Executive Officer (Principal
    John P. Dowling             Executive Officer)             December 27, 1996



 /s/ JOHN R. WEALE              Vice President (Principal
--------------------------      Financial Officer and
    John R. Weale               Principal Accounting Officer)  December 27, 1996


 /s/ MICHAEL L. BOURIS
--------------------------      Director                       December 27, 1996
    Michael L. Bouris

 /s/ RON HIRAM
--------------------------      Director                       December 29, 1996
    Ron Hiram


 /s/ FRANK MUTCH
--------------------------      Director                       December 30, 1996
    Frank Mutch


 /s/ JOHN T. SCHMIDT
--------------------------      Director                       December 31, 1996
    John T. Schmidt


 /s/ CLARENCE E. JAMES
--------------------------      Director                       December 27, 1996
    Clarence E. James

Index to Exhibits

Exhibit No.                  Description

4*                  Form of Stock Certificate

4.1*                Memorandum of Association

4.2*                Bye-laws of the Registrant

4.3*                IPC Holdings, Ltd. Stock Option Plan

5 Opinion of Conyers Dill & Pearman regarding the validity of the securities registered

23.1 Consent of Conyers Dill & Pearman (included in their opinion filed as Exhibit 5)

23.2                Consent of Arthur Andersen & Co.

24 Powers of Attorney (set forth on signature page of this Registration Statement)



------------------------

* Incorporated herein by reference to the exhibit in the Registrant's Registration Statement on Form S-1 (Registration No. 333-00088) and any amendments thereto.